SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       to
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report (Date of earliest
                          event reported): May 17, 1996



                              ELTRAX SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        Minnesota                      0-22190                  41-1484525
(State of incorporation)             (Commission           (I.R.S. Employerion
                                     File Number)           Identification No.)



1775 Old Highway 8, St. Paul, Minnesota                                55112
(Address of principal executive offices)                             (zip code)


Registrant's telephone number, including area code:  612/633-8373



The undersigned registrant, Eltrax Systems, Inc. ("Eltrax"), hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, initially filed with the Commission on June 3, 1996 as set forth herein. The June 3, 1996 original filing of the Form 8-K described the registrant's acquisition of Nordata, Inc. and Rudata, Inc. (collectively "Datatech").


Item 7 of the registrant's Current Report on Form 8-K dated May 17, 1996 (improperly dated March 17, 1996) and filed with the Commission on June 3, 1996, is hereby amended to include the financial statements, the pro forma financial information and the exhibits indicated in Item 7 below.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired

      Report of Independent Accountants

      Combined Balance Sheets of Datatech as of December 31, 1995 and March 31, 1996 (unaudited).

      Combined Statements of Income of Datatech for the years ended December 31, 1995 and 1994, and the three-month periods ended March 31, 1996 and 1995 (unaudited).

      Combined Statements of Stockholders' Equity of Datatech for the years ended December 31, 1995 and 1994, and the three-month period ended March 31, 1996 (unaudited).

      Combined Statements of Cash Flows of Datatech for the years ended December 31, 1995 and 1994, and for the three-month periods ended March 31, 1996 and 1995 (unaudited).

      Notes to Combined Financial Statements.

(b)   Pro Forma Financial Information

      Unaudited Combined Pro Forma Consolidated Balance Sheet of Eltrax as of March 31, 1996.

      Notes to Pro Forma Consolidated Balance Sheet.

      Unaudited Combined Pro Forma Statement of Income of Eltrax for the fiscal year ended March 31, 1996.

      Notes to Pro Forma Statement of Income.

(c)   Exhibits

      27  Financial Data Schedule.



                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                     INDEX TO COMBINED FINANCIAL STATEMENTS


                                                                                        Page

Report Of Independent Accountants                                                          1

Combined Balance Sheets As Of December 31, 1995 And March 31, 1996, (Unaudited)            2

Combined Statements Of Income For The Years Ended December 31, 1995 And 1994 And
      For The Three-Month Periods Ended March 31, 1996 And 1995 (Unaudited)                3

Combined Statements Of Stockholders' Equity For The Years Ended December 31,
    1995 And 1994 And For The Three-Month Period Ended March 31, 1996 (Unaudited)          4

Combined Statements Of Cash Flows For The Years Ended December 31, 1995 And 1994
      And For The Three-Month Periods Ended March 31, 1996 And 1995 (Unaudited)            5

Notes To Combined Financial Statements                                                     6




                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Nordata, Inc. and Rudata, Inc.


We have audited the accompanying combined balance sheet of Nordata, Inc. and Rudata, Inc. (dba Datatech) as of December 31, 1995, and the related combined statements of income, stockholder's equity and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Nordata, Inc. and Rudata, Inc. (dba Datatech) as of December 31, 1995, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.



Newport Beach, California
July 31, 1996




                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                             COMBINED BALANCE SHEETS


                                                        DECEMBER 31,       MARCH 31,
                                                           1995              1996
                                                        -----------       -----------
                                                                          (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                              $   598,479       $   972,992
 Accounts receivable, net                                 3,165,681         3,130,132
 Inventory, net                                           2,474,822         1,707,375
 Other current assets                                         1,682             1,340
                                                        -----------       -----------

Total current assets                                      6,240,664         5,811,839

Property and equipment, net                                  23,071            30,035
Lease contracts receivable                                  121,081           157,890
Other assets                                                 10,502            10,637
                                                        -----------       -----------


Total assets                                            $ 6,395,318       $ 6,010,401
                                                        ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Trade accounts payable                                   4,198,050         3,542,467
 Accrued liabilities                                        332,667           312,158
 Income taxes payable                                       333,561           415,322
 Deferred income taxes                                      402,071           444,398
 Other current liabilities                                                     13,731
                                                        -----------       -----------

Total current liabilities                                 5,266,349         4,728,076

                                                        -----------       -----------

Commitments and contingencies (Note 9)

Stockholders' equity:
 Nordata, Inc. common stock no par value, 1,000
   shares authorized, issued and outstanding                 30,000            30,000
 Rudata, Inc. common stock no par value, 1,000,000
   shares authorized,  20,000 issued and
   outstanding                                               20,000            20,000
 Note receivable from stockholder                          (210,745)         (214,433)
 Retained earnings                                        1,289,714         1,446,758
                                                        -----------       -----------

Total stockholders' equity                                1,128,969         1,282,325
                                                        -----------       -----------


Total liabilities and stockholders' equity              $ 6,395,318       $ 6,010,401
                                                        ===========       ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS.




                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                          COMBINED STATEMENTS OF INCOME


                                                                              FOR THE THREE-MONTH
                                          FOR THE YEARS ENDED                   PERIODS ENDED
                                              DECEMBER 31,                         MARCH 31,
                                      ----------------------------      ----------------------------
                                          1994            1995              1995             1996
                                      -----------      -----------      -----------      -----------
                                                                                (Unaudited)
Sales, net                            $12,248,781      $16,614,514      $ 3,384,460      $ 4,731,377
Cost of sales                          10,127,426       13,241,766        2,697,415        3,789,833
                                      -----------      -----------      -----------      -----------

     Gross profit                       2,121,355        3,372,748          687,045          941,544


Costs and expenses:
  Selling and marketing                   888,160        1,526,066          353,831          388,601
  General and administrative              714,064        1,015,358          139,094          276,760
                                      -----------      -----------      -----------      -----------


     Operating income                     519,131          831,324          194,120          276,183



Interest income (expense), net              8,787           19,180          (10,897)           9,352
                                      -----------      -----------      -----------      -----------

     Income before provision for
     income taxes                         527,918          850,504          183,223          285,535


Provision for income taxes                241,434          401,489           88,951          128,491
                                      -----------      -----------      -----------      -----------


     Net income                       $   286,484      $   449,015      $    94,272      $   157,044
                                      ===========      ===========      ===========      ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS.



                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           NOTE
                                                                                        RECEIVABLE
                                       NORDATA, INC.              RUDATA, INC.             FROM
                                       COMMON STOCK               COMMON STOCK             STOCK-      RETAINED
                                   SHARES        AMOUNT        SHARES        AMOUNT        HOLDER      EARNINGS      TOTAL
                                 ----------    ----------    ----------    ----------   -----------   ----------   ----------

Balances, December 31, 1993           1,000    $   30,000        20,000        20,000    $ (184,073)  $  554,215   $  420,142

Net income                                                                                               286,484      286,484
Accrued interest on note                                                                    (12,885)                  (12,885)
                                 ----------    ----------    ----------    ----------    ----------   ----------   ----------


Balances, December 31, 1994           1,000        30,000        20,000        20,000      (196,958)     840,699      693,741

Net income                                                                                               449,015      449,015
Accrued interest on note
Distributions                                                                               (13,787)                  (13,787)
                                 ----------    ----------    ----------    ----------    ----------   ----------   ----------

Balances, December 31, 1995           1,000        30,000        20,000        20,000      (210,745)   1,289,714    1,128,969

Net income (unaudited)                                                                                   157,044      157,044
Accrued interest on
note (unaudited)                                                                             (3,688)                   (3,688)
                                 ----------    ----------    ----------    ----------    ----------   ----------   ----------

Balances, March 31, 1996
(unaudited)                           1,000       $30,000        20,000        $20,000    ($214,433)  $1,446,758   $1,282,325
                                 ==========    ==========    ==========    ===========   ==========   ==========   ==========



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS.






                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                                                          FOR THE THREE-MONTH
                                                                    FOR THE YEARS ENDED                      PERIODS ENDED
                                                                        DECEMBER 31,                              MARCH 31,
                                                                     1994          1995                    1995          1996
                                                                                                               (Unaudited)

Cash flows from operating activities:
Net income                                                          $   286,484   $   449,015      $    94,272     $  157,044
Add (deduct) items not providing or requiring cash:
            Depreciation and amortization                                20,572        21,185            4,297          6,964
            Change in allowance for doubtful accounts                    31,651        43,063           11,153         12,839
            Interest on note receivable                                 (12,885)      (13,787)          (3,477)        (3,668)
            Loss on disposals                                                 0        13,636               --             --
            Deferred income taxes                                        93,750        77,500           42,697         42,327
Changes in operating balance sheet accounts:
            Accounts and lease contracts receivable                    (842,006)     (724,873)          78,680        (14,099)
            Inventory                                                (1,336,600)     (868,313)         772,865        767,447
            Other current assets                                         (1,403)           95            1,777            342
            Accounts payable                                          1,797,570      1,298,930        (759,413)      (655,583)
            Other current liabilities                                    92,720         (3,405)        (87,943)       (20,861)
            Income taxes payable                                        113,998        185,877          46,254         81,761
                                                                     ----------     ----------      ----------     ----------

                 Net cash provided by (used in) operating               243,851        478,923         201,162        374,513
                    activities

Cash flows from investing activities:
            Purchases of property and equipment                          (6,298)        (4,196)         (3,403)
                                                                     ----------     ----------      ----------     ----------

Cash flows from financing activities:
            Change in book overdraft                                   (113,801)

                 Net increase in cash and cash equivalents              123,752        474,727         197,759        374,513

Cash and cash equivalents, beginning of period                                         123,752         123,752        598,479
                                                                     ----------     ----------      ----------     ----------
Cash and cash equivalents, end of period                             $  123,752     $  598,479      $  321,511     $  972,992
                                                                     ==========     ===========     ==========     ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS.



                                                                                                    FOR THE THREE-MONTH
                                                                        FOR THE YEARS ENDED            PERIODS ENDED
                                                                            DECEMBER 31,                  MARCH 31,
                                                                        --------------------       --------------------
                                                                         1994         1995          1995          1996
                                                                        ------       -------       ------        ------
                                                                                                        (Unaudited)
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes                                                            33,686       138,112           --        1,410
Interest paid                                                           10,998        21,213       17,637           --
Interest received                                                        6,900        26,608        3,293        5,684

Supplemental schedule of noncash investing activities:

Accrual of interest on note receivable from stockholder                 12,885        13,787        3,447        3,688


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL STATEMENTS.






                         NORDATA, INC. AND RUDATA, INC.
                                 (dba DATATECH)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. The Company:

         Nordata, Inc. ("Nordata") and Rudata, Inc. ("Rudata"), dba Datatech (hereafter collectively referred to as the "Company" or "Datatech") were incorporated in the state of California in January, 1990, and November, 1992, respectively. The Company is a value-added distributor as well as a value-added reseller of data communications equipment. Approximately, 52% and 43% of the Company's sales for the years ended December 31, 1995 and 1994, respectively, were to equipment resellers. The balance of the Company's sales are to end-users. The Company also performs certain services for end-users such as system design, installation and maintenance.

         On May 17, 1996, 100 percent of the outstanding shares of Datatech were sold by the Company's shareholders to Eltrax Systems, Inc. (Eltrax) a Minnesota corporation.

2.       Summary Of Significant Accounting Policies:

         Principles Of Combination:

         Prior to May 17,1996, the date of acquisition of the Company by Eltrax, Nordata and Rudata were 100% owned by Howard Norton and Ruby Norton, husband and wife. Together, Nordata and Rudata conducted business under the name of Datatech. Due to their common control and interdependency of operations, the accompanying financial statements present the accounts of Nordata and Rudata on a combined basis. All significant intercompany accounts and transactions have been eliminated in combination.

         Revenue Recognition:

         Hardware sales and related cost of goods sold are recognized when goods are shipped to customers. Service revenues and related costs of services are recognized when earned. The Company records, at the time of sale, an allowance for estimated returns of product based on historical experience.

         Cash And Cash Equivalents:

         Cash and cash equivalents consist of cash in banks and certificates of deposit with acquired maturities of three months or less. The carrying amount of cash and cash equivalents approximates market value.

         Inventories:

         Inventories, consisting of equipment and peripherals held for resale, are stated at the lower of cost or market, cost being determined on the average cost basis.

         Property and Equipment:

         Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets which range from three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the term of the related lease or its estimated useful life.

         Repairs and maintenance costs are expensed as incurred while renewals or betterments are capitalized. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation and amortization, and any resulting gain or loss is included in operations.

         Income Taxes:

         The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities, and their financial reporting amounts at each year-end, based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities. The Company is a cash basis tax payer.

         Estimates:

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         Interim Financial Information (Unaudited):

         The financial information as of March 31, 1996 and for the three-month periods ended March 31, 1995 and 1996 is unaudited but includes all adjustments consisting only of normal recurring entries which the Company considers necessary for a fair presentation of the financial position at such date and the operating results and cash flows for those periods. Results of the March 31, 1996 period are not necessarily indicative of the results for the entire year.


3.       Cash And Cash Equivalents:

         Cash and cash equivalents consist of the following:


                                          December 31,      March 31,1996
                                          ------------      -------------
                                              1995           (Unaudited)
                                            --------
         Cash                               $143,251          $478,858
         Certificates of deposit             455,228           494,134
                                            --------          ---------

                                            $598,479          $ 972,992
                                            ========          =========


4.       Accounts Receivable

         Accounts receivable consist of the following:


                                                                      December 31, 1995     March 31,1996
                                                                     ------------------     -------------
                                                                                             (Unaudited)
         Trade accounts receivable                                      $ 3,074,166          $ 3,022,868
         Lease contracts receivable, current (Note 6)                        62,376               53,683
         Allowance for doubtful accounts                                   (145,779)            (158,618)
                                                                        -----------          -----------

                                                                          2,990,763            2,917,933

         Trade accounts receivable from related parties (Note 11)           174,918              212,199
                                                                        -----------          -----------
                                                                        $ 3,165,681          $ 3,130,132
                                                                        ===========          ===========


Certain accounts receivable are pledged as collateral (Note 9)


5.       Property And Equipment:

         Property and equipment consist of the following:

                                                         December 31,1995      March 31,1996
                                                         ----------------      -------------
                                                                                (Unaudited)
         Furniture, fixtures and equipment                   $  54,619           $  55,179
         Vehicles                                               58,175              58,175
         Leasehold improvements                                  5,225               5,225
                                                             ---------           ---------


                                                               118,019             118,579



         Accumulated depreciation and amortization             (94,948)            (88,544)
                                                             ---------           ---------


                                                             $  23,071           $  30,035
                                                             =========           =========



         Depreciation and amortization expense for 1994 and 1995 was $20,572 and $21,185, respectively. Certain equipment is pledged as collateral
         (Note 9).


6.       Lease Contracts Receivable:

         Lease contracts receivable result from customer leases of products under agreements which qualify as sales-type leases. Annual future lease payments under sales-type leases for years subsequent to December 31, 1995 are as follows:




             1996                               $ 62,376
             1997                                 84,943
             1998                                 59,849
                                                --------
                                                 207,168

           Less, Deferred interest                23,711
                                                --------

                                                $183,457
                                                =========

         Unearned revenues related to sales-type leases are included in accrued liabilities. (Note 7).


7.       Accrued Liabilities

         Accrued liabilities consist of the following:


                                        December 31,1995      March 31,1996
                                        ----------------      -------------
                                                               (Unaudited)

         Accrued payroll taxes              $ 11,413            $ 18,508
         Accrued commissions                 100,596             106,224
         Sales taxes payable                 175,420             148,679
         Deferred interest (Note 6)           23,711              18,747
         Other                                21,527              20,000
                                            --------            --------
                                            $332,667            $312,158
                                            ========            ========

8.       Income Taxes:

         The provision for income taxes for the years ended December 31, 1994 and 1995 consists of the following:

                                                   1994               1995
                                                 -------            -------

             Current:
               Federal                           $124,541           $268,890
               State                               23,143             55,099
                                                 --------           --------


                                                  147,684            323,989
                                                 --------           --------

             Deferred:
               Federal                             80,357             66,650
               State                               13,393             10,850
                                                 --------           --------
                                                   93,750             77,500
                                                 --------           --------

                                                 $241,434           $401,489
                                                 ========           ========


         The provision for income taxes differs from the amount that would result from applying the federal statutory rate as follows:

                                                        Years Ended December 31,
                                                            1994       1995
                                                            ----       ----

             Statutory regular federal income tax rate     34.00%     34.00%
             State income taxes net of federal benefit      6.90       7.80
             Business meals and entertainment               2.40       3.00
             Other                                          3.40       2.40
                                                           -----      -----
                                                           45.70%     47.20%
                                                           =====      =====

         The components of the net deferred tax liability at December 31, 1995 (consists of the following deferred tax assets (liabilities):


             Accounts receivable                      $(1,222,656)
             Inventories                                 (955,776)
                                                      -----------
               Gross deferred tax liability            (2,178,432)
                                                      -----------
             Accounts payable                           1,621,287
             Other                                        155,074
                                                      -----------
               Gross deferred tax asset                 1,776,361
                                                      -----------

               Net deferred tax liabilities           $  (402,071)
                                                      ===========

9.       Commitments And Contingencies:

         Leases:

         The Company leases office and warehouse facilities in Southern California having a remaining noncancellable lease term as of December 31, 1995 of 12 months. In addition, the Company leases office equipment with lease terms ranging from 21 to 60 months. As of December 31, 1995, future minimum annual lease payments are as follows:


             1996               $62,532
             1997                 6,512
             1998                 6,264
             1999                 5,832
             2000                 5,346
                                -------

                                $86,490
                                =======

         Rent expense for the years ended December 31, 1994 and 1995 was approximately $12,860 and $44,421, respectively.

         The Company has entered into a UCC funding statement in favor of one of its equipment vendors whereby the Company has pledged all right, title and interest in all of the Company's equipment (whether included in inventories or fixed assets) and all of the Company's receivables and/or proceeds related to sales of equipment, for equipment purchased from the vendor. Accounts payable to the vendor in question are $236,701 at December 31, 1995 and $256,678 at March 31, 1996
         (unaudited).

10.      Concentrations and Credit Risk:

         The Company's customers are primarily in the western United States. The two largest customers accounted for approximately 5.4% and 5.5% of accounts receivable at December 31, 1995. One customer accounted for approximately 6.5% of accounts receivable at March 31, 1996 (unaudited). The two largest customers totaled approximately 9% and 11% of sales for the years ended December 31, 1994 and 1995, respectively, and the three largest customers totaled approximately 14% of sales for the year ended December 31, 1995. One customer totaled approximately 6.5% of sales for the three months ended March 31, 1996 (unaudited).

         The Company reviews a customer's credit history before extending credit. The Company establishes allowances for doubtful accounts based upon factors surrounding the credit risk of specific customers. The accounting loss, should a customer be unable to meet its obligation to the Company, would be equal to the recorded account receivable.

         The Company currently acquires a majority of its product from three U.S. equipment manufacturers. For the years ended December 31, 1995 and 1994, approximately 65.7% and 56.7% of sales, respectively, were comprised of product from these suppliers.


11.      Related Party Transactions:

         The Company had sales totaling $1,170,531 and $759,908 in 1995 and 1994, respectively to a customer in which the Datatech shareholders owned 15 percent of the customer's common shares outstanding. Subsequent to the acquisition of Datatech by Eltrax, the Datatech shareholders terminated their ownership in the customer.




                      ELTRAX SYSTEMS AND NORDATA, INC. AND
                          RUDATA, INC. (dba DATATECH)

              PRO FORMA FINANCIAL INFORMATION - NARRATIVE OVERVIEW
                                   (UNAUDITED)

         The following unaudited pro forma statement of operations for the year ended March 31, 1996, combines the historical combined statement of operations of Nordata, Inc. and Rudata, Inc., dba Datatech and the historical statement of operations relating to Eltrax Systems, Inc. (Eltrax).

         The unaudited pro forma statements of operations for the year ended March 31, 1996, assumes the acquisition had occurred on April 1, 1995, and has been prepared by combining the statement of operations of Eltrax and Datatech for the year ended March 31, 1996.

         The unaudited pro forma statement of operations gives effect to (i) the acquisition of Datatech, (ii) the issuance of 2,068,000 common shares of Eltrax common stock in connection with the acquisition, and (iii) other adjustments described in the accompanying notes.

         The unaudited pro forma statement of operations is not necessarily indicative of results of operations as they may be in the future or as they might have been for the period presented had the acquisition been effective at April 1, 1995. The unaudited pro forma statement of operations and accompanying notes should be read in conjunction with the historical financial statements of Eltrax, as filed on Form 10-KSB for the year ended March 31, 1996, and the historical combined financial statements of Datatech, including the notes to such financial statements and set forth elsewhere in this Form 8-K, respectively. The pro forma adjustments are based upon available information and upon certain assumptions that Eltrax management believes are reasonable in the circumstances.




                              ELTRAX SYSTEMS, INC.

                             PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1996
                                   (UNAUDITED)

                                                                Eltrax         Datatech        Pro Forma       Pro Forma
                                                              Historical(1)   Historical(2)   Adjustments      Combined
                                                              -----------     ----------      -----------     -----------
ASSETS:
Current Assets:
   Cash and cash equivalents                                   $  480,523     $  972,992                      $ 1,453,515
   Short-term investments                                       1,384,886                      (990,000)(3)       394,886
   Accounts receivable, net                                       223,991      3,130,132                        3,354,123
   Inventories                                                     57,091      1,707,375                        1,764,466
   Prepaid expenses                                                26,510          1,340                           27,850
   Note receivable - current                                       81,832             --                           81,832
                                                               ----------     ----------      ---------       -----------

      Total current assets                                      2,254,833      5,811,839       (990,000)        7,076,672

   Furniture and equipment, net                                    42,514         30,035                           72,549

   Note receivable - non current                                  198,658                                         198,658
   Lease contracts receivable                                          --        157,890                          157,890
   Other assets                                                        --         10,637                           10,637
   Deferred Income Taxes                                               --                     1,342,368 (4)     1,342,368
   Intangible Assets                                                   --             --      5,270,307 (5)     5,270,307
                                                               ----------     ----------      ---------       -----------

      Total assets                                             $2,496,005     $6,010,401     $5,622,675       $14,129,081
                                                               ==========     ==========     ==========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                65,537      3,542,467                        3,608,004
   Accrued expenses                                               145,006        312,158        701,000 (6)     1,158,164
   Deferred Income Taxes                                                         444,398                          444,398
   Income Taxes Payable                                                          415,322                          415,322
   Other current liabilities                                                      13,731                           13,731
                                                               -----------     ----------     ----------       -----------

      Total current liabilities                                   210,543      4,728,076        701,000         5,639,619

Shareholders' equity:
   Series A convertible preferred stock                            29,163             --                           29,163
   Common stock                                                    44,971         50,000        (50,000)(7)        65,651
                                                                                                 20,680 (8)
   Additional paid-in capital                                   7,622,100             --      6,183,320 (8)    13,805,420
   Note receivable from shareholder                                             (214,433)       214,433 (7)             0
   Accumulated deficit                                         (5,410,772)     1,446,758     (1,446,758)(7)    (5,410,772)
                                                              -----------     ----------     ----------       -----------

      Total shareholders' equity                                2,285,462      1,282,325      4,921,675         8,489,462
                                                              -----------     ----------     ----------       -----------

        Total liabilities and shareholders' equity            $ 2,496,005     $6,010,401     $5,622,675       $14,129,081
                                                              ===========     ==========     ==========       ===========

                              ELTRAX SYSTEMS, INC.

                        NOTES TO PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1996
                                  (UNAUDITED)


1.       Represents the historical balance sheet of Eltrax as of March 31, 1996.

2. Represents the historical balance sheet of Datatech as of March 21, 1996.

3. Represents cash portion of consideration paid as part of the purchase price of Datatech.

4. Represents the reduction of Eltrax's valuation allowance on its net deferred tax assets since, with the addition of Datatech's taxable income, management believes it is more likely than not that Eltrax will generate sufficient future taxable income to realize the majority of its deferred tax assets.

5. Represents the excess of Eltrax's purchase price over Datatech's book value and the reduction in Eltrax's deferred tax valuation allowance (see Note 4 above) on the acquisition date. The components of the intangible assets, which consist principally of goodwill, have been determined by Eltrax on a preliminary basis.

6. To reflect transaction costs paid, or to be paid, by Eltrax in connection with the acquisition.

7. To eliminate the components of shareholders' equity of Datatech acquired by Eltrax.

8. Represents issuance of 2,068,000 share of Eltrax common stock issued in connection with the acquisition.


                              ELTRAX SYSTEMS, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1996
                                  (UNAUDITED)


                                                             ELTRAX             DATATECH           PRO FORMA            PRO FORMA
                                                          HISTORICAL (1)      HISTORICAL (2)      ADJUSTMENTS           COMBINED
                                                          --------------      --------------      ------------         ------------

Net Sales                                                 $     880,304       $  17,961,431                            $ 18,841,735
Cost of sales                                                   293,954          14,334,184                              14,628,138
                                                          --------------      --------------      -------------        -------------
   Gross Profit                                                 586,350           3,627,247                               4,213,597

Operating expenses:
   Selling, general and administrative                          967,607           2,713,860                               3,681,467
   Amortization of intangible assets                                                                   433,134 (3)          433,134
   Product development                                          103,170                                                     103,170
                                                          --------------      --------------      -------------        -------------
      Operating income (loss)                                  (484,427)            913,387           (433,134)              (4,174)

Investment income (loss), net                                   114,135              39,429            (49,500)(4)          104,064
Gain on settlement related to past investment losses            100,000                                                     100,000
                                                          --------------      --------------      -------------        -------------
Income (loss) from continuing operations                       (270,292)            952,816           (482,634)             199,890

Discontinued digital imaging archiving operations:
   Income from discontinued operations                          242,013                                                     242,013
   Gain on disposal of discontinued operations                  133,214                                                     133,214
                                                          --------------      --------------      -------------        -------------
Income before income taxes                                      104,935             952,816           (482,634)             575,117
   Income tax expense                                                               441,029            (31,360)(5)          390,469
                                                                                                       (19,200)(6)
                                                          --------------      --------------      -------------        -------------

      Net income                                          $     104,935       $     511,787       $   (432,074)        $    184,648
                                                          ==============      ==============      =============        ============

Income (loss) per common share and common equivalent:
   Continuing operations                                         ($0.04)               $0.14             ($0.07)              $0.03
                                                          ==============      ==============      ==============       =============
   Discontinued operations                                         $0.06                 ___                 ___              $0.06
                                                          ==============      ==============      ==============       =============
   Net income (loss) per share                                     $0.02               $0.08             ($0.07)              $0.03
                                                          ==============      ==============      ==============       =============

Weighted average shares outstanding (7)                        6,721,473           6,721,473           6,721,473          6,721,473
                                                          ==============      ==============      ==============       =============



                              ELTRAX SYSTEMS, INC.

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1996
                                   (UNAUDITED)

1. Represents the historical results of operations of Eltrax for the year ended March 31, 1996.

2. Represents the historical operating results of Datatech for the year ended March 31, 1996.

3. To reflect an adjustment associated with amortization of intangible assets reflecting the excess of Eltrax's purchase price over Datatech's net book value on the acquisition date. The allocation of the purchase price to intangible assets has been performed by Eltrax on a preliminary basis. For purposes of the Pro Forma Statement Operations is being amortized on a straight line basis over 15 years.

4. Represents a reduction of interest income, resulting from the loss of interest income related to the $990,000 of cash consideration paid by Eltrax in connection with the acquisition.

5. Represents the tax benefit related to the deductible portion of goodwill resulting from the acquisition. Approximately $1 million of goodwill is estimated to be deductible.

6. Represents the tax benefit associated with reduction of interest income.

7. Includes 2,068,000 shares of Eltrax common stock issued in connection with the acquisition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ELTRAX SYSTEMS, INC.



                                             /s/ Mack V. Traynor, III
                                             Mack V. Traynor, III
                                             President, Chief Executive Officer
                                             and Chief Financial Officer
                                             (Principal Financing and Accounting
                                             Officer)

Dated:  August 2, 1996


                                INDEX TO EXHIBITS


Exhibit

27       Financial Data Schedule